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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF ASIAINFO HOLDINGS, INC.

                                                                      State or other
                                    Name under which                   jurisdiction
       Subsidiary             the subsidiary does business           of incorporation
       ----------             ----------------------------           ----------------
AsiaInfo H.K. Limited     AsiaInfo HK                           Hong Kong
AsiaInfo (H.K.) Systems   AsiaInfo HK                           Hong Kong
 Co. Limited
AsiaInfo Technologies     AsiaInfo Chengdu                      People's Republic of China
 (Chengdu), Inc.
AsiaInfo Technologies     AsiaInfo Technologies                 People's Republic of China
 (China), Inc.
Bonson Information        Bonson Information Technology Limited Cayman Islands
 Technology Holdings
 Limited(/1/)
Bonson Information        Bonson Information Technology Limited British Virgin Islands
 Technology Limited(/1/)
Guangdong Wangying        Wangying                              People's Republic of China
 Information Technology
 Co. Ltd.
Guangzhou Bonson          Bonson Information Technology Limited People's Republic of China
 Information Technology
 Limited(/1/)
Marsec Holdings, Inc.     Marsec                                Cayman Islands
Marsec System Inc.        Marsec                                People's Republic of China

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(1) These were acquired on February 6, 2002.